UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 2004



                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                ON BEHALF OF THE

                       GMACM Mortgage Loan Trust 2004-GH1
             (Exact name of registrant as specified in its charter)

           Delaware                     333-117232              41-1955181
-------------------------------   -----------------------    ------------------
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

           8400 Normandale Lake Blvd., Suite 250 Minneapolis, MN 55437
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (952) 857-7000
-------------------------------------------------------------------------------
                                       N/A
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01.        OTHER EVENTS.

         In connection with the proposed offering of the GMACM Mortgage Loan-Backed Term Notes, Series 2004-GH1 (the "Term Notes"), Bear, Stearns & Co. Inc. and Residential Funding Securities Corporation (together, the "Underwriters") have prepared Computational Materials for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Underwriters with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

         For purposes of this Form 8-K "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Term Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure;
decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are being filed manually on Form SE dated November 16, 2004.

ITEM 9.01(C).     EXHIBITS.

         99.1     Computational Materials.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 RESIDENTIAL ASSET MORTGAGE
                                 PRODUCTS, INC.



                                 By:   /s/ Patricia C. Taylor
                               Name:   Patricia C. Taylor
                              Title:   Vice President



Dated:  November 15, 2004




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                                  Exhibit Index


Exhibit

99.1              Computational Materials               Filed Manually